Exhibit 5.4

FACSIMILE TRANSMITTAL SHEET

TO:	FROM:
Sue Frey	Kris Brock

COMPANY:	DATE:
GE Asset Management	11/4/2008

FAX NUMBER:	TOTAL NO. OF PAGES INCLUDING COVER:
(203)356-3103	10

PHONE NUMBER:	SENDER’S PHONE NUMBER
(203)708-3158	937 490 7143

SUBJECT:	SENDER’S FAX NUMBER
IRS Determination Letters	937 490 7154

MESSAGE

NOTES/COMMENTS:

STRICTLY PRIVATE

This fax is intended only for the use of the addressee and may contain confidential information. If you are not the intended recipient, you are notified that any dissemination, distribution, or copying is strictly prohibited. If you have received this fax in error, please notify us immediately by telephone and return it to us at the above address via the United States Postal Service. We will reimburse you any costs you incur in notifying us and returning it to us. Thank you.

15

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201	Employer Identification Number:
31-0538649
Date: MAR 14 2003	DLN:
17007059142012
ELANO CORPORATION	Person to Contact:	ID# 52714
2455 DAYTON XENIA RD	DAVID C. LONG
DAYTON, OH 45434	Contact Telephone Number:
(877) 829-5500
Plan Name:
ELANO CORPORATION MONEY PURCHASE PENSION PLAN
Plan Number: 002

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal. Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated Feb. 21, 2002. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination also applies to the proposed amendments dated March 10, 2003.

This determination letter is applicable for the amendment(s) executed on Dec. 26, 1996.

This determination letter is also applicable for the amendment(s) dated on Feb. 11, 1998.

Letter 835 (DO/CG)

ELANO CORPORATION

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 305-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:

Publication 794

Addendum

Letter 835 (DO/CG)

ELANO CORPORATION

This determination letter is also applicable for the amendment(s) dated on Feb. 18, 1998.

Letter 835 (DO/CG)

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: MAR 14 2003	31-0538649
DLN:
17007059142022
ELANO CORPORATION	Person to Contact:
2455 DAYTON XENIA RD	DAVID C. LONG	ID# 52714
DAYTON, OH 45434	Contact Telephone Number:
(877) 829-5500
Plan Name:
ELANO CORPORATION PROFIT SHARING PLAN
Plan Number: 001

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated Feb. 21, 2002. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the amendment(s) executed on Feb. 26, 1997.

This determination letter is also applicable for the amendment(s) dated on Feb. 11, 1998.

This letter considers the changes in qualification requirements made by

Letter 835 (DO/CG)

ELANO CORPORATION

the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:

Publication 794

Addendum

Letter 835 (DO/CG)

ELANO CORPORATION

This determination letter is also applicable for the amendment(s) dated on Feb. 18, 1998.

Letter 835 (DO/CG)

INTERNAL REVENUE SERVICE	DEPARTMENT OF THE TREASURY
P. O. BOX 2508
CINCINNATI, OH 45201

Employer Identification Number:
Date: MAR 14 2003	31-0538649
DLN:
17007059142022
ELANO CORPORATION	Person to Contact:
2455 DAYTON XENIA RD	DAVID C. LONG	ID# 52714
DAYTON OH 45434	Contact Telephone Number:
(877) 829-5500
Plan Name:
ELANO CORPORATION 401K SAVINGS PLAN

Plan Number: 003

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated Feb. 21, 2002. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination also applies to the proposed amendments dated March 10, 2003.

This determination letter is applicable for the amendment(s) executed on Dec. 26, 1996.

This determination letter is also applicable for the amendment(s) dated on Feb. 11. 1998.

Letter 835 (DO/CG)

ELANO CORPORATION

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

Paul T. Shultz
Director,
Employee Plans Rulings & Agreements

Enclosures:

Publication 734

Addendum

Letter 835 (DO/CG)

ELANO CORPORATION

This determination letter is also applicable for the amendment(s) dated on Feb. 18, 1998.

Letter 835 (DO/CG)